Exhibit 99.2

Non-GAAP Financial Information

The following information provides the definition of adjusted gross margin as presented by DocGo Inc. (the “Company”), which is a financial measure that is not calculated or presented in accordance with generally accepted accounting principles (“GAAP”), and reconciliation to the most directly comparable financial measure calculated and presented in accordance with GAAP. The Company has provided adjusted gross margin as supplemental information and in addition to the financial measure presented by the Company that is calculated and presented in accordance with GAAP. This non-GAAP financial measure should not be considered superior to, as a substitute for or alternative to, and should be considered in conjunction with, the GAAP financial measure presented by the Company.

Adjusted Gross Margin

Adjusted gross profit and adjusted gross margin are considered non-GAAP financial measures under Securities and Exchange Commission rules because they exclude certain amounts included in gross profit and gross margin calculated in accordance with GAAP. Adjusted gross profit is total revenue minus cost of revenue, excluding depreciation and amortization (which are shown separately), and adjusted gross margin is adjusted gross profit as a percentage of total revenue.

The Company’s management believes that adjusted gross margin is useful in evaluating the Company’s operating performance, as the calculation of this measure excludes the impact of non-cash depreciation and amortization charges. The Company’s management believes that by using adjusted gross margin in conjunction with GAAP gross margin, investors will get a more complete view of what management considers to be the Company’s core operating performance and allow for comparison of this measure when compared to those of prior periods. While many companies use adjusted gross margin as a performance measure, not all companies use identical calculations for determining adjusted gross margin. As such, the Company’s presentation of adjusted gross margin might not be comparable to similarly titled measures of other companies.

Reconciliation

The table below reflects the reconciliation of GAAP gross margin and adjusted gross margin for the quarter and year ended December 31, 2024 compared to the same periods in 2023 on a consolidated basis, as well as for the Company’s Mobile Health Services and Transportation Services segments:

	Q4		Year Ended December 31,
DocGo Inc. Consolidated	2024	2023	2024	2023
Revenue	$ 120,833,073	$ 199,246,269	$ 616,555,132	$ 624,288,642
Cost of revenue (exclusive of depreciation and amortization, which are shown separately below)	(80,334,624)	(132,559,805)	(402,980,557)	(428,906,225)
Depreciation and amortization	(3,322,925)	(4,615,235)	(15,884,898)	(16,431,892)
GAAP gross profit	37,175,524	62,071,229	197,689,677	178,950,525

Depreciation and amortization	3,322,925	4,615,235	15,884,898	16,431,892
Adjusted gross profit	40,498,449	66,686,464	213,574,575	195,382,417

GAAP gross margin	30.8%	31.2%	32.1%	28.7%
Adjusted gross margin	33.5%	33.5%	34.6%	31.3%

Mobile Health Services
Revenue	$ 71,779,119	$ 150,441,703	$ 423,126,040	$ 442,793,537
Cost of revenue (exclusive of depreciation and amortization, which are shown separately below)	(46,028,526)	(102,027,740)	(269,256,412)	(306,169,041)
Depreciation and amortization	(1,213,828)	(1,115,160)	(4,770,367)	(4,226,657)
GAAP gross profit	24,536,765	47,298,803	149,099,261	132,397,839

Depreciation and amortization	1,213,828	1,115,160	4,770,367	4,226,657
Adjusted gross profit	25,750,593	48,413,963	153,869,628	136,624,496

GAAP gross margin	34.2%	31.4%	35.2%	29.9%
Adjusted gross margin	35.9%	32.2%	36.4%	30.9%

Transportation Services
Revenue	$ 49,053,954	$ 48,804,566	$ 193,429,093	$ 181,495,104
Cost of revenue (exclusive of depreciation and amortization, which are shown separately below)	(34,306,098)	(30,532,066)	(133,724,145)	(122,736,484)
Depreciation & amortization	(2,048,266)	(3,256,531)	(8,305,049)	(9,393,895)
GAAP gross profit	12,699,590	15,015,969	51,399,899	49,364,725

Depreciation and amortization	2,048,266	3,256,531	8,305,049	9,393,895
Adjusted gross profit	14,747,856	18,272,500	59,704,948	58,758,620

GAAP gross margin	25.9%	30.8%	26.6%	27.2%
Adjusted gross margin	30.1%	37.4%	30.9%	32.4%